Exhibit 99.1
CLEAR CHANNEL OUTDOOR HOLDINGS, INC. REPORTS RESULTS
FOR THE FOURTH QUARTER AND FULL YEAR OF 2022
----------------
San Antonio, TX, February 28, 2023 – Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) (the “Company”) today reported financial results for the quarter and year ended December 31, 2022.
“Our fourth quarter revenue results, excluding the impact of movements in foreign exchange rates, capped off a strong year for our company as we soundly rebounded coming out of the pandemic and benefited from healthy demand from advertisers,” said Scott Wells, Chief Executive Officer of Clear Channel Outdoor Holdings, Inc. “These results were led by our digital assets in the Americas and Europe.
“We are progressing in our transformation into a technology-fueled, visual media powerhouse reaching a growing pool of advertisers as we expand our digital footprint, strengthen our data analytics offerings and continue to elevate the customer experience. As a result, we believe we are improving our revenue profile and gaining more levers in terms of business drivers.
“We are also continuing to review strategic alternatives for our European businesses with the goal of optimizing our portfolio in the best interests of our shareholders with our resulting greater focus on our core business in the U.S. Our recent agreement to divest our business in Switzerland marks a first step in this process.
“As we execute on our plan, we believe we can drive improved operating cash flow, and ultimately free cash flow, given the operating leverage and strong fundamentals inherent in our business, and we believe this will drive value creation for our shareholders. Going forward, we are expanding our financial reporting from two to four segments to reflect the changes in the way our business is managed and the way we allocate resources.”

Financial Highlights1:
Financial highlights for the fourth quarter of 2022 as compared to the same period of 2021, including financial highlights excluding movements in foreign exchange rates (“FX”)2:

(In millions)	Three Months Ended December 31, 2022	% Change
Revenue:
Consolidated Revenue	$709.2	(4.5)%
Excluding movements in FX2	749.7	0.9%
Americas Revenue	374.2	0.8%
Europe Revenue	316.2	(9.6)%
Excluding movements in FX2	357.2	2.1%

Net Income
Consolidated Net Income	99.4	51.8%

Adjusted EBITDA[2]:
Adjusted EBITDA[2]	204.8	(7.6)%
Excluding movements in FX2	213.9	(3.5)%
Americas Segment Adjusted EBITDA[3]	156.4	(7.9)%
Europe Segment Adjusted EBITDA[3]	75.8	(10.5)%
Excluding movements in FX2	86.1	1.7%
1During the fourth quarter of 2022, we changed our segments. See “Supplemental Disclosures” section herein for more information. Financial Highlights have been presented under the prior segments for comparability. Results on the new segment basis are provided in Table 4 herein.
2This is a non-GAAP financial measure. See “Supplemental Disclosures” section herein for more information.
3Segment Adjusted EBITDA is a GAAP financial measure. See “Supplemental Disclosures” section herein for more information.
Guidance:
Our expectations for the first quarter and full year of 2023 are as follows:

	First Quarter of 2023
(in millions)	Low	High
Consolidated Revenue[1]	$540	$565
1Excludes movements in FX

	Full Year of 2023
(in millions)	Low	High
Consolidated Revenue[1]	$2,575	$2,700
Consolidated Net Loss[1]	(165)	(110)
Adjusted EBITDA[1,2]	540	600
Adjusted Funds from Operations (“AFFO”)[1,2]	75	125
Capital Expenditures	185	205
1Excludes movements in FX
2This is a non-GAAP financial measure. See “Supplemental Disclosures” section herein for more information.
Expected results and estimates may be impacted by factors outside of the Company’s control, and actual results may be materially different from this guidance. See “Cautionary Statement Concerning Forward-Looking Statements” herein.

Results:
During the fourth quarter of 2022, we changed our segments. See “Supplemental Disclosures” section herein for more details. Historical results have been presented under the prior segments for comparability. Results on the new segment basis are provided in Table 4 herein.
Revenue:

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2022	2021		2022	2021
Revenue:
Americas	$374,164	$371,096	0.8%	$1,361,954	$1,173,620	16.0%
Europe	316,197	349,689	(9.6)%	1,052,813	1,008,905	4.4%
Other	18,798	21,927	(14.3)%	66,367	58,593	13.3%
Consolidated Revenue	$709,159	$742,712	(4.5)%	$2,481,134	$2,241,118	10.7%

Revenue excluding movements in FX1:
Americas	$374,164	$371,096	0.8%	$1,361,954	$1,173,620	16.0%
Europe	357,156	349,689	2.1%	1,181,837	1,008,905	17.1%
Other	18,386	21,927	(16.1)%	66,710	58,593	13.9%
Consolidated Revenue excluding movements in FX	$749,706	$742,712	0.9%	$2,610,501	$2,241,118	16.5%
1This is a non-GAAP financial measure. See “Supplemental Disclosures” section herein for more information.
Revenue for the fourth quarter of 2022, as compared to the same period of 2021:
Americas: Revenue up 0.8%:
•Airport and digital revenue up; partially offset by lower revenue from printed formats
◦Airport revenue up 5.2% to $77.1 million from $73.3 million
•Digital revenue up 2.8% to $157.5 million from $153.2 million
◦Digital revenue from billboards, street furniture and spectaculars up 3.6% to $111.1 million from $107.2 million
◦Digital revenue from transit, including airports, up 1.0% to $46.4 million from $46.0 million
•National sales comprised 40.6% and 39.2% of total revenue for the three months ended December 31, 2022 and 2021, respectively
Europe: Revenue down 9.6%; excluding movements in FX, up 2.1%:
•Increase in revenue driven by Europe-North businesses, most notably due to new transit contracts in Denmark, as well as growth in other Nordic countries, U.K. and the Netherlands
•Europe-South businesses had higher revenue in Spain and Italy and lower revenue in France and Switzerland, with the latter driven by the loss of certain contracts
•Digital revenue down 5.1% to $131.2 million from $138.3 million; digital revenue, excluding movements in FX, up 7.4% to $148.5 million
Other: Revenue down 14.3%; excluding movements in FX, down 16.1%:
•Revenue down in Brazil and Mexico

Direct Operating and SG&A Expenses1:

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2022	2021		2022	2021
Direct operating and SG&A expenses:
Americas	$218,216	$201,946	8.1%	$803,156	$675,870	18.8%
Europe	243,027	266,955	(9.0)%	935,982	994,978	(5.9)%
Other	12,922	17,940	(28.0)%	56,801	58,807	(3.4)%
Consolidated Direct operating and SG&A expenses[2]	$474,165	$486,841	(2.6)%	$1,795,939	$1,729,655	3.8%

Direct operating and SG&A expenses excluding movements in FX3:
Americas	$218,216	$201,946	8.1%	803,156	$675,870	18.8%
Europe	273,860	266,955	2.6%	1,047,641	994,978	5.3%
Other	12,703	17,940	(29.2)%	57,453	58,807	(2.3)%
Consolidated Direct operating and SG&A expenses excluding movements in FX	$504,779	$486,841	3.7%	$1,908,250	$1,729,655	10.3%
1“Direct operating and SG&A expenses” as included throughout this earnings release refers to the sum of direct operating expenses (excluding depreciation and amortization) and selling, general and administrative expenses (excluding depreciation and amortization).
2Consolidated direct operating and SG&A expenses during the three months ended December 31, 2022 and 2021 include restructuring and other costs of $3.1 million and $2.5 million, respectively, including a net reversal of severance and related costs associated with our restructuring plan to reduce headcount in Europe of $(2.7) million during the three months ended December 31, 2021. Consolidated direct operating and SG&A expenses during the years ended December 31, 2022 and 2021 include restructuring and other costs of $6.2 million and $38.5 million, respectively, including severance and related costs associated with our restructuring plan to reduce headcount in Europe of $1.3 million and $30.8 million, respectively.
3This is a non-GAAP financial measure. See “Supplemental Disclosures” section herein for more information.
Direct operating and SG&A expenses for the fourth quarter of 2022, as compared to the same period of 2021:
Americas: Direct operating and SG&A expenses up 8.1%:
•Site lease expense up 18.2% to $132.0 million from $111.7 million driven by higher airports revenue, new contracts and lower rent abatements
◦Rent abatement reductions of site lease expense of $10.2 million compared to $13.8 million
•Partially offset by lower compensation costs driven by lower variable incentive compensation
Europe: Direct operating and SG&A expenses down 9.0%; excluding movements in FX, up 2.6%:
•Site lease expense down 9.8% to $111.3 million from $123.4 million; site lease expense, excluding movements in FX, up 1.8% to $125.6 million
◦Rent abatement reductions of site lease expense of $0.4 million compared to $5.7 million
•Higher maintenance costs
Other: Direct operating and SG&A expenses down 28.0%; excluding movements in FX, down 29.2%:
•Lower site lease expense driven by higher rent abatements and lower revenue
•Lower expenses related to contract loss

Corporate Expenses:

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2022	2021		2022	2021
Corporate expenses[1]	$37,756	$42,605	(11.4)%	$157,915	$156,181	1.1%
Corporate expenses excluding movements in FX2	38,712	42,605	(9.1)%	160,552	156,181	2.8%
1Corporate expenses include restructuring and other costs of $0.3 million and $0.7 million during the three months ended December 31, 2022 and 2021, respectively, and $10.0 million and $9.3 million during the years ended December 31, 2022 and 2021, respectively. Included within restructuring and other costs were severance and related costs (reversals) associated with our restructuring plan to reduce headcount in Europe of $(0.5) million and $1.1 million during the years ended December 31, 2022 and 2021, respectively.
2This is a non-GAAP financial measure. See “Supplemental Disclosures” section herein for more information.
Corporate expenses for the fourth quarter of 2022, as compared to the same period of 2021:
Corporate expenses down 11.4%; excluding movements in FX, down 9.1%:
•Lower compensation costs driven by lower variable incentive compensation
Net Income (Loss):

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2022	2021		2022	2021
Consolidated net income (loss)	$99,438	$65,525	51.8%	$(94,388)	$(433,120)	(78.2)%
Adjusted EBITDA1:

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2022	2021		2022	2021
Segment Adjusted EBITDA[2]:
Americas	$156,425	$169,777	(7.9)%	$560,254	$500,304	12.0%
Europe	75,756	84,607	(10.5)%	121,619	49,993	143.3%
Other	5,877	3,988	47.4%	9,566	(333)	N/A
Total Segment Adjusted EBITDA	238,058	258,372	(7.9)%	691,439	549,964	25.7%
Adjusted Corporate expenses[1]	(33,230)	(36,811)	(9.7)%	(126,767)	(127,444)	(0.5)%
Adjusted EBITDA[1]	$204,828	$221,561	(7.6)%	$564,672	$422,520	33.6%

Segment Adjusted EBITDA excluding movements in FX1:
Americas	$156,425	$169,777	(7.9)%	$560,254	$500,304	12.0%
Europe	86,080	84,607	1.7%	139,477	49,993	179.0%
Other	5,684	3,988	42.5%	9,257	(333)	N/A
Total Segment Adjusted EBITDA	248,189	258,372	(3.9)%	708,988	549,964	28.9%
Adjusted Corporate expenses excluding movements in FX1	(34,293)	(36,811)	(6.8)%	(129,758)	(127,444)	1.8%
Adjusted EBITDA excluding movements in FX1	$213,896	$221,561	(3.5)%	$579,230	$422,520	37.1%
1This is a non-GAAP financial measure. See “Supplemental Disclosures” section herein for more information.
2Segment Adjusted EBITDA is a GAAP financial measure. See “Supplemental Disclosures” section herein for more information.

AFFO1:

(In thousands)	Three Months Ended December 31,	Year Ended December 31,
	2022	2022
AFFO[1]	$84,215	$172,642
AFFO excluding movements in FX1	92,809	184,269
1This is a non-GAAP financial measure. See “Supplemental Disclosures” section herein for more information. The Company is not a Real Estate Investment Trust (“REIT”). However, the Company competes directly with REITs that present the non-GAAP measure of AFFO and, accordingly, believes that presenting such measure will be helpful to investors in evaluating the Company’s operations with the same terms used by the Company’s direct competitors.
Capital Expenditures:

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2022	2021		2022	2021
Capital expenditures:
Americas	$35,207	$28,510	23.5%	$104,827	$68,498	53.0%
Europe	19,716	32,461	(39.3)%	63,306	62,759	0.9%
Other	2,089	1,319	58.4%	4,301	4,401	(2.3)%
Corporate	3,249	3,278	(0.9)%	12,245	12,348	(0.8)%
Consolidated capital expenditures	$60,261	$65,568	(8.1)%	$184,679	$148,006	24.8%
Digital displays:
•Americas markets deployed 33 new digital billboards in the fourth quarter, adding to a total of more than 1,600 digital billboards as of December 31, 2022. Combined with our smaller format digital displays in airports and on shelters, we had a total of more than 4,700 digital displays across the United States as of December 31, 2022.
•Europe markets added 673 new digital displays in the fourth quarter, adding to a total of more than 19,800 digital displays as of December 31, 2022.
•Our Latin American markets had more than 800 digital displays as of December 31, 2022.
Clear Channel International B.V.
Our Europe segment consists of the businesses operated by Clear Channel International B.V. (“CCIBV”) and its consolidated subsidiaries. Accordingly, the revenue for our Europe segment is the same as the revenue for CCIBV. Europe Segment Adjusted EBITDA, the segment profitability metric historically reported in our financial statements, does not include an allocation of CCIBV's corporate expenses that are deducted from CCIBV's operating income (loss) and Adjusted EBITDA.
As discussed above, Europe and CCIBV revenue decreased $33.5 million during the fourth quarter of 2022 compared to the same period of 2021 to $316.2 million. After adjusting for a $41.0 million impact from movements in FX, Europe and CCIBV revenue increased $7.5 million.
CCIBV operating income was $26.5 million in the fourth quarter of 2022 compared to $56.2 million in the same period in 2021.
For a discussion of revenue and direct operating and SG&A expenses driving CCIBV’s Adjusted EBITDA, see the discussion of our Europe Segment Adjusted EBITDA in this earnings release.

Liquidity and Financial Position:
Cash and Cash Equivalents:
As of December 31, 2022, we had $286.8 million of cash on our balance sheet, including $102.8 million of cash held outside the U.S. (excludes cash held by our business in Switzerland, which is held for sale).

(In thousands)	Year Ended December 31,
2022
Net cash provided by operating activities	$139,992
Net cash used for investing activities	(221,696)
Net cash used for financing activities	(32,718)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(6,867)
Net decrease in cash, cash equivalents and restricted cash	$(121,289)

Cash paid for interest	$341,444
Cash paid for income taxes, net of refunds	$4,956
Debt:
Principal payments on our Term Loan Facility are due quarterly, and during 2022, we made principal payments on our Term Loan Facility totaling $20.0 million. Our next material debt maturity is in 2025 when the $375.0 million aggregate principal amount of CCIBV 6.625% Senior Secured Notes is due. However, at our option, we may redeem or repay a portion of our outstanding debt prior to maturity in accordance with the terms of our debt agreements.
We anticipate having approximately $413.0 million and $398.5 million of cash interest payment obligations in 2023 and 2024, respectively, assuming that we do not refinance or incur additional debt.
Please refer to Table 3 in this earnings release for additional detail regarding our outstanding debt balance.

TABLE 1 - Financial Highlights of Clear Channel Outdoor Holdings, Inc. and its Subsidiaries:

(In thousands)	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue	$709,159	$742,712	$2,481,134	$2,241,118
Operating expenses:
Direct operating expenses[1]	351,909	356,037	1,327,979	1,270,258
Selling, general and administrative expenses[1]	122,256	130,804	467,960	459,397
Corporate expenses[1]	37,756	42,605	157,915	156,181
Depreciation and amortization	74,979	63,136	253,809	253,155
Impairment charges	16,870	—	39,546	118,950
Other operating expense (income), net	2,166	3,418	2,386	(627)
Operating income (loss)	103,223	146,712	231,539	(16,196)
Interest expense, net	(100,410)	(83,246)	(362,680)	(350,457)
Loss on extinguishment of debt	—	—	—	(102,757)
Other income (expense), net	25,012	3,550	(35,079)	1,762
Income (loss) before income taxes	27,825	67,016	(166,220)	(467,648)
Income tax benefit (expense)	71,613	(1,491)	71,832	34,528
Consolidated net income (loss)	99,438	65,525	(94,388)	(433,120)
Less amount attributable to noncontrolling interest	753	1,576	2,216	695
Net income (loss) attributable to the Company	$98,685	$63,949	$(96,604)	$(433,815)
1Excludes depreciation and amortization
Weighted Average Shares Outstanding

(In thousands)	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Weighted average common shares outstanding – Basic	476,069	469,965	474,362	468,491
Weighted average common shares outstanding – Diluted	481,664	486,711	474,362	468,491
TABLE 2 - Selected Balance Sheet Information:

(In thousands)	December 31, 2022	December 31, 2021
Cash and cash equivalents	$286,781	$410,767
Total current assets	1,120,916	1,134,521
Net property, plant and equipment	787,548	827,246
Total assets	5,086,011	5,299,355
Current liabilities (excluding current portion of long-term debt)	1,096,322	1,091,779
Long-term debt (including current portion of long-term debt)	5,594,017	5,604,953
Stockholders’ deficit	(3,262,806)	(3,193,970)

TABLE 3 - Total Debt:

(In thousands)	December 31, 2022	December 31, 2021
Debt:
Term Loan Facility	$1,935,000	$1,955,000
Revolving Credit Facility[1]	—	—
Receivables-Based Credit Facility[2]	—	—
Clear Channel Outdoor Holdings 5.125% Senior Secured Notes Due 2027	1,250,000	1,250,000
Clear Channel Outdoor Holdings 7.75% Senior Notes Due 2028	1,000,000	1,000,000
Clear Channel Outdoor Holdings 7.5% Senior Notes Due 2029	1,050,000	1,050,000
Clear Channel International B.V. 6.625% Senior Secured Notes Due 2025	375,000	375,000
Other debt[3]	36,798	39,006
Original issue discount	(5,596)	(6,976)
Long-term debt fees	(47,185)	(57,077)
Total debt[4]	5,594,017	5,604,953
Less: Cash and cash equivalents[5]	(287,350)	(410,767)
Net debt	$5,306,667	$5,194,186
1As of December 31, 2022, we had $43.2 million of letters of credit outstanding and $131.8 million of excess availability under the Revolving Credit Facility.
2As of December 31, 2022, we had $42.2 million of letters of credit outstanding and $82.8 million of excess availability under the Receivables-Based Credit Facility.
3Other debt includes finance leases and a state-guaranteed loan of €30.0 million, or $32.1 million at current exchange rates.
4The current portion of total debt was $25.2 million and $21.2 million as of December 31, 2022 and December 31, 2021, respectively.
5Includes cash and cash equivalents of our business in Switzerland, which is held for sale on our Consolidated Balance Sheet at December 31, 2022.

TABLE 4 - Results on New Segment Basis:
During the fourth quarter of 2022, we changed our segments. Results are presented on the new segment basis below. See “Supplemental Disclosures” section herein for more details on the segment change.
Revenue:

(In thousands)	Year Ended December 31,		% Change
	2022	2021
Revenue:
America	$1,105,552	$1,013,290	9.1%
Airports	256,402	160,330	59.9%
Europe-North	566,119	517,990	9.3%
Europe-South	467,106	472,360	(1.1)%
Other	85,955	77,148	11.4%
Consolidated Revenue	$2,481,134	$2,241,118	10.7%

Revenue excluding movements in FX1:
America	$1,105,552	$1,013,290	9.1%
Airports	256,402	160,330	59.9%
Europe-North	642,205	517,990	24.0%
Europe-South	519,581	472,360	10.0%
Other	86,761	77,148	12.5%
Consolidated Revenue excluding movements in FX	$2,610,501	$2,241,118	16.5%
1This is a non-GAAP financial measure. See “Supplemental Disclosures” section herein for more information.
Direct Operating and SG&A Expenses:

(In thousands)	Year Ended December 31,		% Change
	2022	2021
Direct operating and SG&A expenses[1]:
America	$607,618	$552,424	10.0%
Airports	195,538	123,446	58.4%
Europe-North	462,787	468,630	(1.2)%
Europe-South	456,371	512,992	(11.0)%
Other	73,625	72,163	2.0%
Consolidated Direct operating and SG&A expenses	$1,795,939	$1,729,655	3.8%

Direct operating and SG&A expenses excluding movements in FX2:
America	$607,618	$552,424	10.0%
Airports	195,538	123,446	58.4%
Europe-North	523,059	468,630	11.6%
Europe-South	507,345	512,992	(1.1)%
Other	74,690	72,163	3.5%
Consolidated Direct operating and SG&A expenses excluding movements in FX	$1,908,250	$1,729,655	10.3%
1“Direct operating and SG&A expenses” as included throughout this earnings release refers to the sum of direct operating expenses (excluding depreciation and amortization) and selling, general and administrative expenses (excluding depreciation and amortization).
2This is a non-GAAP financial measure. See “Supplemental Disclosures” section herein for more information.

Adjusted EBITDA1:

(In thousands)	Year Ended December 31,		% Change
	2022	2021
Segment Adjusted EBITDA[2]:
America	$499,390	$463,410	7.8%
Airports	60,864	36,894	65.0%
Europe-North	103,654	53,981	92.0%
Europe-South	15,201	(9,205)	N/A
Other	12,330	4,884	152.5%
Total Segment Adjusted EBITDA	691,439	549,964	25.7%
Adjusted Corporate expenses[1]	(126,767)	(127,444)	(0.5)%
Adjusted EBITDA[1]	$564,672	$422,520	33.6%

Segment Adjusted EBITDA excluding movements in FX1:
America	$499,390	$463,410	7.8%
Airports	60,864	36,894	65.0%
Europe-North	119,499	53,981	121.4%
Europe-South	17,164	(9,205)	N/A
Other	12,071	4,884	147.2%
Total Segment Adjusted EBITDA	708,988	549,964	28.9%
Adjusted Corporate expenses excluding movements in FX1	(129,758)	(127,444)	1.8%
Adjusted EBITDA excluding movements in FX1	$579,230	$422,520	37.1%
1This is a non-GAAP financial measure. See “Supplemental Disclosures” section herein for more information.
2Segment Adjusted EBITDA is a GAAP financial measure. See “Supplemental Disclosures” section herein for more information.
Capital Expenditures:

(In thousands)	Year Ended December 31,
2022
Capital expenditures:
America	$79,529
Airports	25,298
Europe-North	34,025
Europe-South	29,011
Other	4,571
Corporate	12,245
Consolidated capital expenditures	$184,679

Update Regarding Review of Strategic Alternatives for European Businesses:
As previously disclosed, our Board of Directors has authorized a review of strategic alternatives for our European businesses, including the potential disposal of certain of our lower-margin European assets (and/or other European assets of lower priority to our European business as a whole), while retaining, for now, our higher-margin European assets.
In December 2022, we announced that we entered into an agreement to sell our business in Switzerland to Goldbach Group AG, an affiliate of TX Group AG, for cash consideration of approximately $92.7 million based on exchange rates on the date of the agreement, subject to customary closing conditions. We expect to close in the second or third quarter of 2023, depending on when the conditions to closing are satisfied, and we have entered into a hedge arrangement to mitigate exchange-rate risk related to these proceeds. We intend to use the anticipated net proceeds from the sale to improve our liquidity position and increase financial flexibility, subject to any limitations set forth in our debt agreements.
Our reviews of our European businesses remain ongoing. However, there can be no assurance that these reviews will result in any additional transactions or particular outcomes. We have not set a timetable for completion of these reviews, may suspend the processes at any time and do not intend to make further announcements regarding the processes for our European businesses unless and until our Board approves a specific course of action for which further disclosure is appropriate.
Supplemental Disclosures:
Reportable Segments
Historically, the Company had two reportable segments: Americas, which consisted of operations primarily in the U.S., and Europe, which consisted of operations in Europe and Singapore. The Company’s remaining operating segment of Latin America did not meet the quantitative threshold to qualify as a reportable segment and was disclosed as “Other.”
During the fourth quarter of 2022, the Company revised its segments to reflect changes in the way the Company is managed and the way resources are allocated. Effective December 31, 2022, the Company has four reportable segments: America, which consists of the Company’s U.S. operations excluding airports; Airports, which includes revenue from U.S. and Caribbean airports; Europe-North, which consists of operations in the U.K., the Nordics and several other countries throughout northern and central Europe; and Europe-South, which consists of operations in France, Switzerland, Spain and Italy. The Company’s remaining operations in Latin America and Singapore are disclosed as “Other.”
In order to provide meaningful comparisons of fourth quarter and full year results to the same periods of the prior year and to the guidance previously provided, the Company has presented the financial information in this earnings release on the same basis that its segments were historically reported. The Company’s results on the new segment basis are provided in Table 4 of this earnings release. Financial information will be presented on the new segment basis starting with the first quarter of 2023 reported results.
Segment Adjusted EBITDA
Segment Adjusted EBITDA is the profitability metric reported to the Company's chief operating decision maker for purposes of making decisions about allocation of resources to, and assessing performance of, each reportable segment. Segment Adjusted EBITDA is a GAAP financial measure that is calculated as Revenue less Direct operating expenses and SG&A expenses, excluding restructuring and other costs. Restructuring and other costs include costs associated with cost savings initiatives such as severance, consulting and termination costs and other special costs.
Non-GAAP Financial Information
This earnings release includes information that does not conform to U.S. generally accepted accounting principles (“GAAP”), including Adjusted EBITDA, Adjusted Corporate expenses, Funds From Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”). The Company presents this information because the Company believes these non-GAAP measures help investors better understand the Company’s operating performance as compared to other out-of-home advertisers, and these metrics are widely used by such companies in practice. Please refer to the reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measure below.
The Company defines, and uses, these non-GAAP financial measures as follows:
•Adjusted EBITDA is defined as consolidated net income (loss), plus: income tax expense (benefit); all non-operating expenses (income), including other expense (income), net, loss on extinguishment of debt, and interest expense, net; other operating expense (income), net; impairment charges; depreciation and amortization; non-cash compensation expenses included within corporate expenses; and restructuring and other costs included within operating expenses. Restructuring and other costs include costs associated with cost savings initiatives such as severance, consulting and termination costs and other special costs.

The Company uses Adjusted EBITDA as one of the primary measures for the planning and forecasting of future periods, as well as for measuring performance for compensation of Company executives and other members of Company management. The Company believes Adjusted EBITDA is useful for investors because it allows investors to view performance in a manner similar to the method used by Company management and helps improve investors' ability to understand the Company’s operating performance, making it easier to compare the Company's results with other companies that have different capital structures or tax rates. In addition, the Company believes Adjusted EBITDA is among the primary measures used externally by the Company's investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.
•As part of the calculation of Adjusted EBITDA, the Company also presents the non-GAAP financial measure of “Adjusted Corporate expenses,” which the Company defines as corporate expenses excluding restructuring and other costs and non-cash compensation expense.
•The Company uses the National Association of Real Estate Investment Trusts (“Nareit”) definition of FFO, which is consolidated net loss before depreciation and amortization of real estate, gains or losses from the disposal of real estate, impairment of real estate, and adjustments to eliminate unconsolidated affiliates and noncontrolling interest. The Company defines AFFO as FFO before: maintenance capital expenditures, straight-line rent effects, depreciation and amortization of non-real estate, loss on extinguishment of debt, amortization of deferred financing costs and discounts, share-based compensation, deferred taxes, restructuring and other costs, transaction costs, foreign exchange transaction gain or loss, non-service related pension costs or benefits, and other items including adjustment for unconsolidated affiliates and noncontrolling interest and nonrecurring infrequent or unusual gains or losses.
The Company is not a Real Estate Investment Trust (“REIT”). However, the Company competes directly with REITs that present the non-GAAP measures of FFO and AFFO and, accordingly, believes that presenting such measures will be helpful to investors in evaluating the Company’s operations with the same terms used by the Company’s direct competitors. The Company calculates FFO in accordance with the definition adopted by Nareit. Nareit does not restrict presentation of non-GAAP measures traditionally presented by REITs by entities that are not REITs. In addition, the Company believes FFO and AFFO are already among the primary measures used externally by the Company’s investors, analysts and competitors in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry. The Company does not use, and you should not use, FFO and AFFO as an indication of the Company’s ability to fund its cash needs or pay dividends or make other distributions. Because the Company is not a REIT, the Company does not have an obligation to pay dividends or make distributions to stockholders and does not intend to pay dividends for the foreseeable future. Moreover, the presentation of these measures should not be construed as an indication that the Company is currently in a position to convert into a REIT.
A significant portion of the Company's advertising operations is conducted in foreign markets, principally Europe, and Company management reviews the results from its foreign operations on a constant dollar basis. The Company presents the GAAP measures of revenue, direct operating and SG&A expenses, corporate expenses and Segment Adjusted EBITDA, as well as the non-GAAP financial measures of Adjusted EBITDA, Adjusted Corporate expenses, FFO and AFFO, excluding movements in foreign exchange rates because Company management believes that viewing certain financial results without the impact of fluctuations in foreign currency rates facilitates period-to-period comparisons of business performance and provides useful information to investors. These measures, which exclude the effects of foreign exchange rates, are calculated by converting the current period's amounts in local currency to U.S. dollars using average foreign exchange rates for the comparable prior period.
Since these non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, the most directly comparable GAAP financial measures as an indicator of operating performance or, in the case of Adjusted EBITDA, FFO and AFFO, the Company’s ability to fund its cash needs. In addition, these measures may not be comparable to similar measures provided by other companies. See reconciliations of consolidated net loss to Adjusted EBITDA, corporate expenses to Adjusted Corporate expenses and consolidated net loss to FFO and AFFO in the tables set forth below. This data should be read in conjunction with the Company’s most recent Annual Report on Form 10-K, Form 10-Qs and Form 8-Ks, which are available on the Investor Relations page of the Company’s website at investor.clearchannel.com.

Reconciliation of Consolidated Net Loss to Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2022	2021	2022	2021
Consolidated net income (loss)	$99,438	$65,525	$(94,388)	$(433,120)
Adjustments:
Income tax expense (benefit)	(71,613)	1,491	(71,832)	(34,528)
Other expense (income), net	(25,012)	(3,550)	35,079	(1,762)
Loss on extinguishment of debt	—	—	—	102,757
Interest expense, net	100,410	83,246	362,680	350,457
Other operating expense (income), net	2,166	3,418	2,386	(627)
Impairment charges	16,870	—	39,546	118,950
Depreciation & amortization	74,979	63,136	253,809	253,155
Share-based compensation	4,268	5,067	21,148	19,398
Restructuring and other costs	3,322	3,228	16,244	47,840
Adjusted EBITDA	$204,828	$221,561	$564,672	$422,520
Reconciliation of Corporate Expenses to Adjusted Corporate Expenses

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2022	2021	2022	2021
Corporate expenses	$(37,756)	$(42,605)	$(157,915)	$(156,181)
Share-based compensation	4,268	5,067	21,148	19,398
Restructuring and other costs	258	727	10,000	9,339
Adjusted Corporate expenses	$(33,230)	$(36,811)	$(126,767)	$(127,444)

Reconciliation of Consolidated Net Income (Loss) to FFO and AFFO

	Three Months Ended December 31,	Year Ended December 31,
(in thousands)	2022	2022
Consolidated net income (loss)	$99,438	$(94,388)
Depreciation and amortization of real estate	66,271	217,856
Loss on disposal of real estate, net of tax	984	8,066
Impairment of real estate	—	22,676
Adjustment for unconsolidated affiliates and non-controlling interest	(1,055)	(4,219)
Funds From Operations (FFO)	$165,638	$149,991
Capital expenditures–maintenance	(20,751)	(52,166)
Straight-line rent effect	1,307	2,791
Depreciation and amortization of non-real estate	8,708	35,953
Impairment of non-real estate	16,870	16,870
Amortization of deferred financing costs and discounts	2,855	11,236
Share-based compensation	4,268	21,148
Deferred taxes	(77,163)	(81,840)
Restructuring and other costs	3,322	16,244
Transaction costs	4,359	16,327
Foreign exchange transaction loss (gain)	(23,862)	39,141
Non-service related pension benefits	(1,870)	(3,847)
Other items	534	794
Adjusted Funds From Operations (AFFO)	$84,215	$172,642
Reconciliation of Consolidated Net Loss Guidance1 to Adjusted EBITDA Guidance1

	Full Year of 2023
(in millions)	Low	High
Consolidated net loss	$(165)	$(110)
Adjustments:
Income tax benefit	(25)	(27)
Other income, net	(11)	(11)
Interest expense, net	418	425
Other operating expense, net	13	13
Depreciation & amortization	273	273
Share-based compensation	20	20
Restructuring and other costs	17	17
Adjusted EBITDA	$540	$600
1Guidance excludes movements in FX

Reconciliation of Consolidated Net Loss Guidance1 to FFO and AFFO Guidance1

	Full Year of 2023
(in millions)	Low	High
Consolidated net loss	$(165)	$(110)
Depreciation and amortization of real estate	239	239
Loss on disposal of real estate, net of tax	5	5
Adjustment for unconsolidated affiliates and non-controlling interest	(4)	(4)
Funds From Operations (FFO)	$75	$130
Capital expenditures–maintenance	(57)	(60)
Straight-line rent effect	8	8
Depreciation and amortization of non-real estate	34	34
Amortization of deferred financing costs and discounts	12	12
Share-based compensation	20	20
Deferred taxes	(37)	(39)
Restructuring and other costs	17	17
Foreign exchange transaction gain	(9)	(9)
Other items	12	12
Adjusted Funds From Operations (AFFO)	$75	$125
1Guidance excludes movements in FX
Conference Call
The Company will host a conference call to discuss these results on February 28, 2023 at 8:30 a.m. Eastern Time. The conference call number is 1-833-927-1758 (U.S. callers) and 1-929-526-1599 (international callers), and the access code for both is 845411. A live audio webcast of the conference call will be available on the “Events and Presentations” section of the Company’s investor website (investor.clearchannel.com). Approximately two hours after the live conference call, a replay of the webcast will be available for a period of 30 days on the “Events and Presentations” section of the Company’s investor website.
About Clear Channel Outdoor Holdings, Inc.
Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) is at the forefront of driving innovation in the out-of-home advertising industry. Our dynamic advertising platform is broadening the pool of advertisers using our medium through the expansion of digital billboards and displays and the integration of data analytics and programmatic capabilities that deliver measurable campaigns that are simpler to buy. By leveraging the scale, reach and flexibility of our diverse portfolio of assets, we connect advertisers with millions of consumers every month across more than 500,000 print and digital displays in 23 countries.
For further information, please contact:
Investors:
Eileen McLaughlin
Vice President - Investor Relations
(646) 355-2399
InvestorRelations@clearchannel.com

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this earnings release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Clear Channel Outdoor Holdings, Inc. and its subsidiaries (the “Company”) to be materially different from any future results, performance, achievements, guidance, goals and/or targets expressed or implied by such forward-looking statements. The words “guidance,” “believe,” “expect,” “anticipate,” “estimate,” “forecast,” “goals,” “targets” and similar words and expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances, such as statements about our guidance, outlook, long-term forecast, goals or targets; our business plans and strategies; our expectations about certain markets and strategic review processes; and our liquidity, are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict.
Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this earnings release include, but are not limited to: continued economic uncertainty, an economic slowdown or a recession; the continued impact of the COVID-19 pandemic; our ability to service our debt obligations and to fund our operations, business strategy and capital expenditures; the impact of our substantial indebtedness, including the effect of our leverage on our financial position and earnings; the difficulty, cost and time required to implement our strategy, and the fact that we may not realize the anticipated benefits therefrom; our ability to obtain and renew key contracts with municipalities, transit authorities and private landlords; competition; technological changes and innovations; regulations and consumer concerns regarding privacy and data protection; a breach of our information security measures; legislative or regulatory requirements; restrictions on out-of-home advertising of certain products; environmental, health, safety and land use laws and regulations, as well as various actual and proposed ESG policies and regulations; the impact of the strategic review processes of our European businesses, including possible sales; the impact of future dispositions, acquisitions and other strategic transactions; third-party claims of intellectual property infringement, misappropriation or other violation against us or our suppliers; the risk that indemnities from iHeartMedia will not be sufficient to insure us against the full amount of certain liabilities; risks of doing business in foreign countries; fluctuations in exchange rates and currency values; volatility of our stock price; the impacts on our stock price as a result of future sales of common stock, or the perception thereof, and dilution resulting from additional capital raised through the sale of common stock or other equity-linked instruments; the effect of analyst or credit ratings downgrades; our ability to continue to comply with the applicable listing standards of the NYSE; the restrictions contained in the agreements governing our indebtedness limiting our flexibility in operating our business; our dependence on our management team and other key individuals; continued scrutiny and changing expectations from investors, lenders, customers, government regulators and other stakeholders; and certain other factors set forth in our other filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this earnings release. Other key risks are described in the section entitled "Item 1A. Risk Factors" of the Company’s reports filed with the SEC, including the Company's Annual Report on Form 10-K for the year ended December 31, 2022. The Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.